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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: July 11, 2005

                      YONDER INVESTMENT CORPORATION

                      By: /s/ William H. Wolf
                          ---------------------------------
                          Name: William H. Wolf
                          Title: President


                      CITIBANK OVERSEAS INVESTMENT CORPORATION

                      By: /s/ William H. Wolf
                          ---------------------------------
                          Name: William H. Wolf
                          Title: President


                      CITIBANK, N.A.


                      By: /s/ Ali Karshan
                          --------------------------------------------
                          Name: Ali Karshan
                          Title: Assistant Secretary


                      CITICORP


                      By: /s/ Ali Karshan
                          --------------------------------------------
                          Name: Ali Karshan
                          Title: Assistant Secretary


                      CITIGROUP HOLDINGS COMPANY


                      By: /s/ Ali Karshan
                          --------------------------------------------
                          Name: Ali Karshan
                          Title: Assistant Secretary



                      CITIGROUP INC.


                      By: /s/ Ali Karshan
                          --------------------------------------------
                          Name: Ali Karshan
                          Title: Assistant Secretary